                        AGREEMENT FOR PURCHASE AND SALE




                               SEPTEMBER 18, 2000



                               TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE

ARTICLE 1         BASIC DEFINITIONS...............................................................................1

ARTICLE 2         PURCHASE........................................................................................4

ARTICLE 3         CONDITIONS PRECEDENT...........................................................................10

ARTICLE 4         COVENANTS, WARRANTIES AND REPRESENTATIONS......................................................12

ARTICLE 5         DEPOSIT; DEFAULT...............................................................................19

ARTICLE 6         CLOSING........................................................................................20

ARTICLE 7         MISCELLANEOUS..................................................................................28

                                List of Exhibits

         *  Exhibit A-         Properties
         *  Exhibit B --       Disclosure Materials List & Statement
         *  Exhibit C --       Rent Rolls and Security Deposits
         *  Exhibit D --       Transfer Documents
         *  Exhibit E          Litigation
         *  Exhibit F --       INTENTIONALLY DELETED
         *  Exhibit G --       Closing Cost Customs
         *  Exhibit H--        INTENTIONALLY DELETED
         *  Exhibit I--        Excluded Claims

                        AGREEMENT FOR PURCHASE AND SALE

         THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of September 18, 2000, by and among BPP/GOLDEN STATE ACQUISITIONS, L.L.C., a Delaware limited liability company ("Seller"), and GMS REALTY, LLC, a Delaware limited liability company ("Buyer"). This Agreement shall be effective on the "Effective Date", which is the date on which the last person signing this Agreement shall have signed this Agreement.


                                    RECITALS

         A. The Seller holds ownership of a portfolio of properties listed on EXHIBIT A to this Agreement and defined below with greater specificity as the "Properties."

         B. Buyer desires to acquire and Seller desires to convey, assign and transfer, subject to the terms and conditions contained in this Agreement, the entirety of its right, title and interest in the Properties.

                                   AGREEMENT

         NOW, THEREFORE, Buyer and Seller do hereby agree as follows:


                                   ARTICLE 1
                               BASIC DEFINITIONS

         "Closing" shall mean the consummation of the transaction contemplated hereunder, as evidenced by the delivery of all required funds and documents to the Escrow Agent.

         "Closing Date" shall mean the date which is thirty (30) days after the Due Diligence Expiration Date, as the same may be extended, as set forth in this Agreement.

         "Contract Period" shall mean the period from the Effective Date through and including the Closing Date (or any earlier termination of this Agreement).

         "Contracts" shall mean all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties.

         "Disclosure Materials" shall mean those materials described in EXHIBIT B, the Disclosure Materials List & Statement, to which Buyer shall be afforded access and review rights pursuant to this Agreement.

         "Disclosure Materials List & Statement" shall mean the statement set forth as EXHIBIT B to this Agreement.

         "Due Diligence Expiration Date" shall mean the date which is forty (40) days after the Effective Date.

         "Hazardous Materials" means any chemical, compound, pollutant material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law, (c) actually or potentially gives rise to any remediation, permitting, licensing, reporting, notice or publication requirement on the part of any party hereto,
(d) actually or potentially gives rise to any liability, responsibility or duty on the part of any party hereto with respect to any third person or governmental agency, (c) is asbestos or an asbestos-containing material, or (d) is flammable or explosive material, oil, petroleum product, urea formaldehyde, radioactive material, or nuclear medicine material.

         "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common law") relating to Hazardous Materials, environmental conditions on, under or about the Property, soil and ground water conditions or other similar substances or conditions, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, The Clean Water Act, the Toxic Substance Control Act, California Health and Public Safety Code Section 25117, Sections 6680 through 6685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, any amendments to any of the foregoing, and all rules and regulations promulgated under any of the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

         "Improvements" shall mean, as to each of the properties listed on EXHIBIT A, the right, title and interest of the Seller in ownership of such property in any and all structures, buildings, facilities, parking areas or other improvements situated on such property's Land and all related fixtures, improvements, building systems and equipment (including, without limitation, HVAC, security and life safety systems).

         "Intangible Property" shall mean, as to each Real Property, the right, title and interest of the Seller in ownership of such Real Property in: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soils, pest control, survey, environmental, appraisal, market and other reports relating to such Real Property and associated Personal Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with such Real Property; (c) the Contracts and the Leases; (d) except as set forth on EXHIBIT I attached hereto (the "Excluded Claims"), claims, awards, actions, remedial rights and judgments, and escrow accounts relating to environmental remediation, to the extent relating to such Real Property and associated Personal Property; (e) all books, records, files and correspondence relating to such Real Property and associated Personal Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to such Real Property and associated Personal Property, including, without limitation, under any REAs, provided that the Intangible Property shall not include any Seller's name or any right to the reference "BPP," "Burnham Pacific," or "Burnham".

         "Land" shall mean, as to each of the properties listed on EXHIBIT A, the land component of the property as described with precision in the Title Policies.

         "Leases" shall mean, as to each Real Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person other than Seller to the occupancy or use of any portion of the Real Property.

         "Lender" shall mean Nomura Asset Capital Corporation, a Delaware corporation.

         "Loan" shall mean collectively that certain loan in the original principal amount of One Hundred Thirty Five Million Thirty Nine Thousand Nine Hundred Fifty and 82/100 ($135,039, 950.82) and that certain interest rate buy-up premium in the original amount of Fourteen Million Nine Hundred Sixty Thousand Forty Nine and 34/100 Dollars ($14,960,049.34), from Lender to Seller, as evidenced by the Loan Documents. "Loan Documents" shall mean the Note, that certain Loan Agreement dated December 31, 1997 between Lender and Seller, that certain letter agreement regarding the loan amount dated December 31, 1997, those certain Fee and Leasehold Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings from Seller for the benefit of Lender, those certain Assignments of Leases and Rents from Seller for the benefit of Lender dated December 31, 1997 and such other loan documents securing the Note.

         "Note" shall mean that certain Promissory Note dated December 31, 1997 made by Seller in favor of Lender in the original principal amount of One Hundred Thirty Five Million Thirty Nine Thousand Nine Hundred Fifty and 82/100 ($135,039,950.82).

         "Permitted Exceptions" shall mean the various matters affecting title to the Properties that are approved or deemed approved by Buyer pursuant to
Section 2.5 below.

         "Personal Property" shall mean, as to each Real Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by the Seller in ownership of such Real Property that is located at and used exclusively in connection with the operation of any Real Property.

         "Property" shall mean, with respect to each of the properties described on EXHIBIT A, the Real Property, the Personal Property and the Intangible Property. Collectively, such properties shall be referred to as the "Properties."

         "Purchase Price" shall mean Three Hundred Five Million and 00/100 Dollars ($305,000,000.00), payable as set forth in Section 2.2 below.

         "Real Property" shall mean, as to each property listed on EXHIBIT A, the Land, the Improvements and all of Seller's right, title and interest in and to the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights held by Seller, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitude and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the

Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

         "REAs" shall have the meaning set forth in Section 2.6(b) below.

         "Rent Rolls" shall refer to the information schedules attached as EXHIBIT C-1 to this Agreement pertaining to the Leases.

         "Title Company" shall mean Chicago Title Company; Attn: Chris Ghio (Telephone: (619) 899-5322.

         "Title Policies" shall refer to Seller's existing title insurance policies with respect to the Properties, complete copies of which have been or will be made available by Seller to Buyer.


                                 ARTICLE 2
                                 PURCHASE

         SECTION 2.1 PURCHASE AND TRANSFER. Seller agrees to sell the Properties to Buyer and Buyer agrees to purchase or cause to be purchased by an affiliate of Buyer the Properties upon all of the terms, covenants and conditions set forth in this Agreement.

         SECTION 2.2 TERMS OF PAYMENT. Buyer shall pay the Purchase Price to Seller as follows:

                  (a) On or before September 22, 2000, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deliver to Title Company a cashier's check in the amount of Five Million and 00/100 Dollars ($5,000,000.00) (the "Initial Deposit"), as an earnest money deposit on account of the Purchase Price. On the Due Diligence Expiration Date should Buyer elect to proceed with the transaction contemplated under this Agreement, Buyer shall deliver to Title Company an additional deposit ("Additional Deposit") in the amount of Five Million and 00/100 Dollars ($5,000,000.00) . As used in this Agreement, the term "Deposit" means the Initial Deposit, the Additional Deposit and all amounts which, at the time in question, shall have been deposited into escrow by Buyer.

                  (b) The balance of the Purchase Price shall be payable as follows: (i) assumption by Buyer of the Loan, and (ii) the remainder (namely, the Purchase Price minus the Deposit and all unpaid amounts under the Note and the other Loan Documents as of the Closing; provided, however, that the unpaid amounts under the Note and other Loan Documents shall be deemed to be One Hundred Thirty Eight Million and 00/100 Dollars ($138,000,000.00)), in cash, at Closing. For all purposes of this Agreement, the amount assumed by Buyer at Closing under the Note shall be deemed to be One Hundred Thirty Eight Million and 00/100 Dollars ($138,000,000.00).

         SECTION 2.3       DEPOSIT.

                  (a) Title Company shall deposit the Deposit in an interest-bearing account, and the term "Deposit" as used in this Agreement shall include any interest earned thereon. The Deposit shall be invested by Escrow Agent in an interest-bearing account or accounts as directed by Buyer.

         SECTION 2.4 BUYER'S REVIEW AND INSPECTION AND SELLER'S DISCLAIMER.

                  (a) Within five (5) days following the Effective Date, Seller shall have delivered copies, or otherwise made available to Buyer for Buyer's review at Seller's offices in San Diego, California, and Buyer shall have reviewed and approved, on or before the Due Diligence Expiration Date, all of the Disclosure Materials. Buyer shall assume fully the obligation to completely and adequately review and consider any or all of such materials. The Disclosure Materials shall be made continuously available to Buyer at such location throughout the Contract Period.

                  (b) Following the execution and delivery of this Agreement and until the Due Diligence Expiration Date, and subject to the restrictions, limitations and other provisions of this Section 2.4, Seller shall allow Buyer (and its authorized representatives and agents) reasonable access to the Properties, during business hours, for the purpose of making examinations, tests, analyses, investigations, surveys, inquiries and other inspections in connection with Buyer's efforts to bring about satisfaction of the condition precedent set forth in Section 3.1(a)(ii). Buyer's exercise of such right of access shall be subject to the following limitations: (i) any entry onto any Property by Buyer, its agents or representatives, shall be during normal business hours, following not less than 24 hours' prior notice to Seller (which notice may be by telephone, facsimile or email) and, at Seller's discretion, accompanied by a representative of Seller; (ii) Buyer shall not conduct any invasive or destructive physical diligence or inspections of the Properties including, without limitation, drilling, test borings or other disturbance of any Property for review of soils, compaction, environmental, structural or other conditions, without Seller's prior written consent (which may be withheld in Seller's sole and absolute discretion) provided that Seller shall respond in writing to Buyer's request for permission to conduct any such diligence or inspections within two (2) business days after Buyer's request; (iii) any discussions or interviews with any third party, any partner of Seller, any tenants of a Property or their respective personnel, at Seller's election, shall be conducted in the presence of Seller or its representatives; (iv) any discussions or interviews with employees at any Property shall be limited to designated senior employees and, at Seller's election, shall be conducted in the presence of Seller or its representatives; (v) Buyer not disturb the use or occupancy or the conduct of business at any Property; (vi) prior to any entry upon the Property by Buyer or any of its agents, representatives, Buyer shall deliver to Seller a certificate of insurance evidencing that Buyer carries a liability insurance policy in an amount not less than $5,000,000, which liability insurance policy names Seller as an additional insured; and (vii) Buyer shall indemnify, defend and hold Seller harmless from all loss, cost, and expense relating to personal injury or property damage resulting from any entry by Buyer, its agents or representatives; provided however that Buyer's indemnity shall not include liability for the mere discovery of any condition already existing on the Properties and not the result of Buyer's activities. Following the Due Diligence Expiration Date and for the remainder of the Contract Period, but subject to the provisions of this Section 2.4, Seller shall permit Buyer, and Buyer's representatives, continued access to the Properties, and to tenants, parties to REAs, parties to options and rights of first refusal, and parties to management agreements and Contracts, for Buyer's further investigation of the Properties; provided, however that such continued access and investigation shall have no effect on the waiver or satisfaction of Buyer's conditions as of the Due Diligence Expiration Date.

                  (c) Buyer acknowledges that Seller will have afforded Buyer and its agents and representatives an opportunity to conduct such appraisals and investigations of the Properties including, without limitation, investigations with respect to the physical, environmental, economic and legal condition of the Properties, prior to the Due Diligence Expiration Date and, subject to the express terms of this Agreement, the Buyer shall have completed all such investigations to its satisfaction. Except in the case of fraud by Seller, Buyer assumes the full risk that Buyer has failed completely and adequately to cause such inspections and consider any and all results of such inspections. Buyer acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Properties, (ii) that, other than those specifically set forth in Article 4 below or in any document to be delivered pursuant to Section 6.1, Seller is not making and have not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Properties, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's limited warranty of title set forth in the Deeds), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections, compliance with law or the truth, accuracy or completeness of the Disclosure Materials, (iii) that other than those specifically set forth in Article 4 below or in any document to be delivered pursuant to Section 6.1, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller's behalf, (iv) that the Disclosure Materials include soils, environmental and/or physical reports prepared for Seller by third parties as to which Buyer has no right of reliance (provided, however, that nothing herein shall be deemed to limit Buyer's right to seek to obtain from the third parties which prepared such reports the right to rely on such reports at no cost to Seller or to conduct Buyer's own independent evaluation of the Properties with respect to the matters covered in such reports), and (v) that the Disclosure Materials may include economic projections which reflect assumptions as to future market status and future Property income and expense with respect to the Properties which are inherently uncertain and as to which Seller has not made any guaranty or representation whatsoever. With respect to the soils, environmental and/or physical reports prepared for Seller by third parties, Buyer acknowledges that Seller has made no representation whatsoever as to accuracy, completeness or adequacy thereof. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Except as provided in the representations and warranties of Seller set forth in
Article 4 below and except as otherwise expressly set forth in this Agreement or in any document to be delivered pursuant to Section 6.1, based upon Buyer's familiarity with and due diligence to be conducted by Buyer relating to the Properties and pertinent knowledge as to the markets in which the Properties are situated and in direct consideration of Seller's decision to sell the Properties to Buyer for the Purchase Price, and not to pursue available disposition alternatives, Buyer shall purchase the Properties in an "as is, where is and with all faults" condition on the Closing Date and (except in the case of fraud by Seller ) assumes fully the risk that adverse latent or patent physical, environmental, economic or legal conditions may not have been revealed by its investigations. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Properties has taken into account that the Properties are being sold subject to the provisions of this Section 2.4. Seller and Buyer agree that the provisions of this Section 2.4 shall survive Closing.

                  (d) Consistent with the foregoing and subject solely to the express covenants and indemnities set forth in this Agreement and the representations set forth in Section 4.1 or in any document to be delivered pursuant to Section 6.1 below (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof) and except for rights, claims, demands and liabilities arising out of or based upon any fraud by any of the Releasees (as defined below), effective as of the Closing Date, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, and its members and beneficial owners and Burnham Pacific Properties, Inc., a Maryland corporation ("BPPI"), and its shareholders, officers and directors (collectively, the "Releasees") from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Properties, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters. Without limiting the foregoing, Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from and against any and all matters arising out of latent or patent defects or physical conditions, violations of applicable laws and any and all other acts, omissions, events, circumstances or matters affecting the Properties, except for breach of the express covenants and indemnities set forth in this Agreement and the representations and warranties set forth in Section 4.1 or in any document to be delivered pursuant to Section 6.1 (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof) and except for rights, claims, demands and liabilities arising out of or based upon any fraud by any of the Releasees. For the foregoing purposes, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction. Section 1542 provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.


                                ---------------
                                     Buyer

                  (e) Subject to the express covenants and indemnities set forth in this Agreement and the representations of Seller set forth in Section 4.1 or in any document to be delivered pursuant to Section 6.1 (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof), Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees), whether direct or indirect, known or unknown, foreseeable or unforeseeable, which may be asserted against or suffered by Seller at any time after the Closing due to acts or omissions occurring and first arising after Closing, on account of or in any way arising out of or connected with the Property, including: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Real Property); (ii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Real Property) of any Hazardous Materials; and (iii) the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit. At the Closing, upon the request of Seller, Buyer shall deliver to Seller a certificate reaffirming the foregoing..

                  SECTION 2.5       TITLE EXCEPTIONS.

                  (a) Title to the Real Property shall be conveyed from Seller to Buyer by grant deed (the "Deed"), subject to: (i) liens to secure payment of real estate taxes and assessments not delinquent; (ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority; (iii) all matters that would be disclosed by a physical inspection or survey of the Real Property or that are actually known to Buyer; (iv) the Loan Documents; (v) any exceptions or matters created by Buyer, its agents, employees or representatives; (vi) all Leases,
(vii) Contracts accepted by Buyer pursuant hereto; and (viii) such other exceptions as Buyer may approve in writing pursuant to Section 2.5(b). The foregoing exceptions to title are referred to as the "Permitted Exceptions."

                  (b) Within five (5) days after the Effective Date, Seller shall cause the Title Company to issue preliminary title reports for the Real Property. On or before the Due Diligence Expiration Date, Buyer shall notify Seller of any exceptions to title for such report which are objectionable to Buyer or setting forth such changes or endorsements required to satisfy Buyer's objections ("Buyer's Objection Notice"). If Seller does not intend to effect such changes or endorsements, Seller shall advise Buyer in writing within five
(5) days after receipt of Buyer's Objection Notice (the "Response Notice"). If Seller timely delivers a Response Notice to Buyer, then at Buyer's sole election, to be made within five (5) days after receipt of the Response Notice, either (i) this Agreement shall automatically terminate, or (ii) Buyer shall agree to purchase the Property subject to the matters described in the Response Notice. On or before the Closing, Seller shall eliminate any deeds of trust, mortgages, judgment liens, mechanics' liens, and materialmen's liens encumbering the Properties, except the lien securing the Loan, monetary liens not arising from the acts or omissions of Seller or any of its employees, agents, contractors, or affiliates, or mechanic' liens or material liens pertaining to work in progress as of the Closing, the completion of which Buyer has agreed to undertake. If Seller does not remove or provide to the satisfaction of Buyer for removal of the objectionable exceptions to title (excluding the items set forth in any Response Notice) before Closing, Buyer shall have the right (i) to terminate this Agreement and receive a refund of the Deposit, or (ii) to proceed with consummation of this transaction notwithstanding such objectionable items.

                  (c) Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Buyer's title insurance excepting only the such customary affidavits as to authority, the rights of tenants in occupancy, the status of mechanics' liens and other affidavits or indemnifications reasonably necessary to address matters of title which Seller has agreed to or is required to remove or cure pursuant to this Section 2.5.

                  SECTION 2.6       ESTOPPELS

                  (a) As of the Due Diligence Expiration Date, Buyer shall have received and reasonably approved estoppel certificates ("Estoppels") from tenants occupying the Properties and from the ground lessor of the Property commonly known as Discovery Plaza. Seller shall use reasonable efforts to obtain Estoppels in a reasonable form prepared by Buyer. Seller will prepare the actual Estoppels to be presented to each tenant and the ground lessor of Discovery Plaza once the general form for each type of Estoppel is agreed upon by Seller and Buyer. For purposes of this Section 2.6(a), the obligation of Seller to use "reasonable efforts" to obtain the Estoppels shall not include any obligation to agree to an adverse modification of the terms of such lease for which the Estoppel is sought or to incur additional obligations not contemplated by such lease to such other parties unless Buyer agrees to such modification or obligation at Closing. Seller shall provide to Buyer all Estoppels received by Seller and all other responses to Seller's request for the Estoppels. Buyer shall be entitled to object to any Estoppel if such Estoppel is not consistent with any of the Disclosure Materials or with the representations and warranties of Seller set forth herein.

                  (b) As of the Due Diligence Expiration Date, Buyer shall have received estoppel certificates ("REA Estoppels") from all parties (other than Seller) to any declaration of covenants, conditions and restrictions and/or reciprocal easement agreements affecting any of the Properties ("REAs"). Seller shall use reasonable efforts to obtain each such REA Estoppel in a reasonable form prepared by Buyer after review of the applicable documents, and addressing, among other things, the status of payment of common area expenses, the existence or nonexistence of defaults or unperformed obligations, the status of any amendments or modifications to such agreement. . For purposes of this Section 2.6(b), the obligation of Seller to use "reasonable efforts" to obtain the REA Estoppels shall not include any obligation to agree to an adverse modification of the terms of such REA for which the REA Estoppel is sought or to incur additional obligations not contemplated by such REA to such other parties unless Buyer agrees to such modification or obligation at Closing.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

         SECTION 3.1       CONDITIONS.

                  (a) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Properties shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent with respect to each Property:

                  (i) The willingness, upon the sole condition of the payment of any regularly scheduled premium, of the Title Company to issue an ALTA owner's policy of title insurance with respect to each Property (or such other form(s) as may be reasonably satisfactory to Buyer), insuring Buyer (or Buyer's permitted assignee or nominee) that title to the applicable Real Property is vested of record in Buyer (or Buyer's permitted assignee or nominee) on the Closing Date subject only to the printed conditions and exceptions of such policies (but deleting (by endorsement or otherwise), where permitted under applicable laws or regulations and at Buyer's expense, any co-insurance, creditors rights and so-called "standard" exceptions) and the Permitted Exceptions applicable to such Real Property and containing CLTA endorsements 100, 100.20, 101.4, 103.3, 103.1A, 103.7, 116, 116.1, 116.4, 116.7, and
                           123.2 (the "Buyer's Title Policies");

                  (ii) On or before the Due Diligence Expiration Date, Buyer shall have reviewed and approved all Disclosure Materials provided to Buyer by Seller pursuant to
                           Section 2.4(a), shall have completed and approved its inspection of the Properties pursuant to Section 2.4(b), shall have reviewed and approved the Loan Documents and shall have reviewed and approved the economic feasibility of the Properties; and

                  (ii) Seller's performance or tender of performance of all material obligations under this Agreement with respect to the applicable Property, including Seller's covenants under Section 4.2 with respect to such Property.

         (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Properties shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

                  (i) Buyer's performance or tender of performance of all material obligations under this Agreement;

                  (ii) Within forty five (45) days after the Effective Date, Seller and Buyer shall have obtained the written approval of Buyer's purchase of the Properties, and the assumption by Buyer (or Buyer's affiliated designee) of the Note and the Loan Documents, from the Lender, and the release of Seller and its affiliates from all obligations under the Note and Loan Documents, upon terms reasonably acceptable to Seller and Buyer;

                  (iii) On or before the Closing Date, this Agreement and the transaction contemplated herein shall have been approved by the board of directors and by the requisite vote of the shareholders of BPPI; provided, however, that if the meeting of the shareholders of BPPI currently scheduled for October 18, 2000 is delayed in connection with the review of BPPI's proxy statement ("BPPI's Proxy Statement") to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, Seller shall have the right to extend the Closing Date to a date which is ten (10) days after the shareholders' meeting as it may be rescheduled from time to time but in no event later than January 10, 2001;

                  (iv) On or before Closing Date, this Agreement and the transaction contemplated herein shall have been approved by the holders of operating partnership units in the Seller ("OP Unit Holders"); provided however that if Seller after good faith efforts is not able to obtain the approval of the OP Unit Holders on or before the Closing Date, Seller shall have the right to extend the Closing to January 2, 2001; and

                  (v) On or before Closing Date, the consent of the ground lessor of the Property commonly known as Discovery Plaza shall have been obtained (to the extent required under the terms of the ground lease relating to such Property).


         SECTION 3.2       FAILURE OR WAIVER OF CONDITIONS PRECEDENT.

               (a) If any of the conditions set forth in Section 3.1(a) is not fulfilled or waived by Buyer, Buyer may, by written notice to Seller, terminate this Agreement. If any of the conditions set forth in Section 3.1(b) is not fulfilled or waived by Seller, Seller may, by written notice to Buyer, terminate this Agreement. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 3.1(a) and 3.1(b) above. In any event, Buyer's consent to the close of escrow with respect to the Properties pursuant to this Agreement shall waive any remaining unfulfilled conditions for the benefit of Buyer with respect to the Properties.

                  (b) Notwithstanding the foregoing, if Buyer desires to terminate this Agreement based upon a failure of the condition set forth in Sections 3.1(a)(i), (iii) or (iv) above, Seller shall have the right, but not the obligation, for a period of 30 days within which to cure such failure. If Seller has not cured such failure within such cure period then Buyer may elect to terminate this Agreement.

         SECTION 3.3       BREAKUP FEE.

                  If Seller fails to obtain the requisite vote of the shareholders of BPPI as provided in Sections 3.1 (b)(iii) and Seller consequently terminates this Agreement, then as compensation to Buyer for entering into this Agreement and the other matters described below, Seller shall pay to Buyer, by cashier's check or wire transfer within ten (10) business days after the failure of such condition and consequent termination, the sum of Three Million Dollars ($3,000,000) (the "Breakup Fee"). Seller acknowledges and agrees that the Breakup Fee is fully earned by Buyer upon execution of this Agreement (subject only to satisfaction of such conditions). Seller further acknowledges and agrees that (i) Buyer would not enter into this Agreement absent Seller's agreement to pay the Breakup Fee, and (ii) the Breakup Fee is intended to compensate Buyer for, among other things, its time, effort and expenses incurred in pursuing the transaction contemplated hereby and investigating the Properties, its foregoing other opportunities to pursue other properties for acquisition, and to compensate Buyer for the lost advantages that the consummation of this transaction would provide to Buyer.




                                   ARTICLE 4
                   COVENANTS, WARRANTIES AND REPRESENTATIONS

         SECTION 4.1 SELLER'S WARRANTIES AND REPRESENTATIONS. Seller expresses to Buyer the representations and warranties set forth below as of the date of this Agreement and as of the Closing Date, provided that each of such representations and warranties shall be deemed expressly qualified by any information set forth on the Disclosure Materials List & Statement or contained in the Disclosure Materials, and any information set forth on the Disclosure Materials List & Statement or contained in the Disclosure Materials shall be deemed an exception to each and all of Seller's representations and warranties set forth herein. Seller hereby represents and warrants with respect to itself as follows:

                  (a) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the Seller is qualified to do business in the California. The Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of the Seller necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement) on behalf of the Seller have been taken;

                  (b) Except with respect to the third party consents expressly described in or contemplated under this Agreement or expressly required under any agreements included in Intangible Property, the Seller's execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Seller's obligations under the instruments required to be delivered by the Seller at the Closing, do not and will not require the consent, approval or other authorization of, or registration, declaration or filing with, (collectively, "Consents") any governmental authority (excepting the recordation of Closing documents contemplated in this Agreement and any filings required under applicable state or federal securities or tax laws) or any other person or entity, except such Consents as will be obtained on or before Closing or as to which the failure to obtain would not have a material and adverse effect on Seller's performance of its obligations under this Agreement, and do not and will not result in any material violation of, or material default under, any term or provision of any agreement, instrument, mortgage, loan agreement or similar document to which the Seller is a party or by which the Seller is bound;

                  (c) Except as set forth in EXHIBIT E, there is no litigation, investigation or proceeding pending or, to the best of the Seller's knowledge, contemplated or threatened which would impair or adversely affect the Seller's ability to perform its obligations under this Agreement;

                  (d) The Seller is not a "foreign person" as defined in Internal Revenue Code 1445(f)(3);

                  (e) Except as set forth in the Disclosure Materials, as of the date of this Agreement, Seller has no knowledge that, and has received no written notice from any governmental authorities that, eminent domain proceedings for the condemnation of any Property or any part of a Property are pending;

                  (f) Except as set forth in EXHIBIT E, as of the date of this Agreement, Seller has no knowledge of, and has received no written notice of, any threatened or pending litigation against Seller other than routine matters covered by Seller's insurance or other matters which would not materially and adversely affect any Property;

                  (g) Except as set forth in the Disclosure Materials, as of the date of this Agreement, Seller has received no written notice from any governmental authority that the improvements constituting any Property are presently in material violation of any applicable building codes where such violation has not been cured in all material respects;

                  (h) Except as set forth in the Disclosure Materials, as of the date of this Agreement, Seller has received no written notice from any governmental authority that any Property is presently in material violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Property which violation has not been cured, that any investigation has been commenced or is contemplated with respect to any such possible failure of compliance and Seller has not received written notice from any insurance company or Board of Fire Underwriters any written notice of any defect or inadequacy in connection with a Property or its operation where such defect or inadequacy has not been cured in all material respects;

                  (i) Except as set forth in the Disclosure Materials, as of the date of this Agreement, no Contracts involving payment in excess of $5,000 per annum with respect to any Property will be binding upon Buyer after the Closing, other than such Contracts that are cancelable by the owner of the Property within 30 days after written notice from such owner without penalty or premium;

                  (j) As of the date of this Agreement, except as set forth in the environmental reports included within the Disclosure Materials and any reports or studies prepared by or for Buyer, Seller has received no written notice of the presence or release of any Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about any Property which require reporting or potentially require reporting to any governmental authority, monitoring, clean up or remediation or are otherwise not in material compliance with environmental laws, regulations and orders;

                  (k) The Rent Rolls constituting EXHIBIT C-1 to this Agreement accurately identify as to each Lease as of September 15, 2000; the date of occupancy, the date of the rent start, the expiration date of the current term of the Lease; ; the current base rental payable under such Lease and future rent escalations; the amount of additional rent (i.e., cost recovery) currently billed to the tenant under the Lease; and the approximate rentable area of the premises and the list of security deposits attached hereto as EXHIBIT C-2 accurately identify as to each Lease the amount of any security deposit held by Seller. As of September 15, 2000, Seller had not received written notice of any material default by Seller under any Leases, which default had not been cured in all material respects, and Seller has not delivered any default notice to a tenant under any Lease and, to Seller's knowledge and except as set forth in the delinquency reports provided by Seller to Buyer, Seller was not aware of any other material default by a tenant under a Lease, which defaults have not been cured in all material respects; and

                  (l) With respect to the matters contained in the Disclosure Materials List & Statement and the Disclosure Materials, to Seller's knowledge, Seller has not willfully and intentionally or as a result of gross negligence omitted to state any material facts required to be stated therein or willfully and intentionally or as a result of gross negligence made any untrue statement of a material fact, which would render the Disclosure Materials List & Statement or the Disclosure Materials materially misleading.

         Subject to the provisions of Section 4.4, Seller shall be liable for the breach of any representation and warranty of Seller set forth in this
Section 4.1.

                                   * * * * *

         For the foregoing purposes, the terms "Seller's knowledge" or words of similar effect shall mean the current actual, subjective knowledge of Allison Lynch, Karen Polivy, Courtney Trujillo, Jeanne Wilson, Colleen Dolan, Pat Toomey, Lisa Cortese (who are the asset managers of one or more of the Properties), Scott Verges, Dan Platt, and James Gaube (collectively, the "Knowledge Persons"), in each case without independent investigation or inquiry. Seller represents and warrants to Buyer that these individuals are the individuals employed by Seller that have primary management, or maintenance responsibility for the

Properties so that no individual likely to have material and specialized knowledge as to the Properties has been omitted from this list. Such individuals' knowledge shall not include information or material which may be in the possession of Seller or the named individuals, but of which the named individuals are not actually aware. None of the named individuals whose sole knowledge is imputed to a Seller under this Section nor any party other than the Seller affording a representation shall bear responsibility for any breach of such representation.

         SECTION 4.2 SELLER'S COVENANTS. Seller hereby covenants and agrees as follows:

                  (a) During the Contract Period, Seller will exercise reasonable and good faith efforts (i) to operate and maintain the Properties in a manner consistent with current practices and (ii) to comply, where such compliance is the obligation of Seller (and not of a tenant or other party) in all material respects with all material laws and regulations applicable to the Properties;

                  (b) During the Contract Period, Seller will not sell or otherwise dispose of any significant items of Personal Property unless replaced with an item of like value, quality and utility;

                  (c) Following the Due Diligence Expiration Date and until the end of the Contract Period, Seller shall not enter into or modify any Contracts relating to the operation or maintenance of a Property, except for (i) those entered into in the ordinary course of business with parties which are not affiliates of Seller and (A) which are cancelable upon not more than thirty (30) days prior notice without penalty or premium or (B) which require payments to the applicable vendor of $2,000 or less per year , or (ii) those otherwise approved by Buyer, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove proposed Contract matters in writing within three (3) business days following Seller's written request (which shall include all material information necessary to allow Buyer to make an informed decision). At Buyer's written request provided at least three (3) business days prior to the Closing Date, Seller shall deliver notice of termination on the Closing Date as to any and all Contracts that Buyer desires to terminate, provided that such termination shall be effective following any notice or waiting period for such termination described in the Contract and that Seller shall not be required to bear any termination or cancellation fee or charge that may be assessed under such Contract based upon an early termination. Notwithstanding the foregoing, Seller shall terminate all property management agreements and exclusive leasing agreements applicable to the Properties as of the Closing Date, at Seller's expense;

                  (d) Following the Due Diligence Expiration Date and until the end of the Contract Period, Seller will not execute or modify in any material fashion any Leases or any ground lease, other than with Buyer's prior consent, which shall be deemed given if Buyer (in the person of William W. Gerrity, the President of Buyer, or Matthew L. Golden, a Vice President of Buyer) should fail to approve or disapprove proposed lease matters in writing within five (5) business days following Seller's written request (which shall include all material information necessary to allow Buyer to make an informed decision). Buyer shall exercise its rights of approval of leasing matters reasonably and in good faith. Seller shall use reasonable efforts to continue to seek leases for the Properties in a manner consistent with present practice;

                  (e) During the Contract Period, Seller shall not voluntarily create, consent to or acquiesce in the creation of liens or exceptions to title without Buyer's prior written consent, provided that Buyer shall not unreasonably withhold or delay consent to any proposed matters affecting title necessary to maintain or enhance the value of the pertinent Property;

                  (f) During the Contract Period, Seller shall maintain its currently effective policies of property insurance and rental loss insurance for the Improvements;

                  (g) During the Contract Period, Seller shall use commercially reasonable efforts (but at no material cost to Seller except as may otherwise be expressly provided in this Agreement) to obtain all third party and governmental approvals and consents necessary to consummate the transactions contemplated hereby;

                  (h) During the Contract Period, Seller shall maintain its books accounts and records in a manner consistent with past practice;

                  (i) During the Contract Period, Seller shall observe and comply with the material terms and conditions of all Contracts, Leases, Property licenses, and Property approvals;

                  (j) During the Contract Period, Seller shall not knowingly and intentionally take any action which would cause the representations and warranties contained in Section 4.1 (other than as permitted in this Agreement) to cease to be true and correct in all material respects as of the Closing Date as though then made and shall promptly notify Buyer of any event, circumstances or discovery inconsistent therewith;

                  (k) During the Contract Period, Seller shall comply in all material respects with the Leases and all existing easements, covenants, conditions, restrictions and other encumbrances affecting any Property;

                  (l) During the Contract Period, Seller shall reasonably cooperate with Buyer, but at no cost to Seller, to assist Buyer in obtaining environmental insurance coverage for the Properties (provided, that in no event shall Buyer have the right to perform any environmental testing in connection with obtaining such insurance except as otherwise permitted hereunder);

                  (m) During the Contract Period, Seller shall use reasonable efforts to provide Buyer with copies of any written notices received by Seller during the Contract Period, which notices relate to matters described in Section 4.1; and

                  (n) During the Contract Period, Seller shall notify Buyer of any litigation filed against Seller or concerning any of the Properties during the Contract Period within a reasonable period of time after Seller is made aware of such litigation and EXHIBIT E shall be revised to include such litigation.

                  SECTION 4.3       Buyer's Warranties and Representations.

                  Buyer hereby represents and warrants to Seller that the following are true as of the date of this Agreement:

                  (a) Buyer is a duly formed and validly existing limited liability company under the law of the state of its formation and is (or on the Closing Date will be) in good standing under the laws of the states where each Property is located and Buyer has the full right, authority and power to enter into this Agreement, to consummate the transactions contemplated herein and to perform its obligations hereunder and under those documents and instruments to be executed by it at the Closing, and each of the individuals executing this Agreement on behalf of Buyer is authorized to do so, and this Agreement constitutes a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                  (b) Buyer's execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of Buyer's obligations under the instruments required to be delivered by Buyer at the Closing, do not and will not result in any material violation of, or material default under, any term or provision of any agreement, instrument, mortgage, loan agreement or similar document to which Buyer is a party or by which Buyer is bound.

                  (c) There is no litigation, investigation or proceeding pending or, to the best knowledge of Buyer's President and Vice Presidents, contemplated or threatened against Buyer which would impair or adversely affect Buyer's ability to perform its obligations under this Agreement or any other instrument or document related hereto.

         SECTION 4.4       SURVIVAL/LIMITATIONS.

                  (a) Subject to subsection (b) below, the parties agree that Seller's warranties and representations contained in Sections 4.1 of this Agreement shall survive Buyer's purchase of the Properties and the Closing Date for a period ending one year following the Closing Date (the "Limitation Period"). Such termination as of the close of the Limitation Period shall apply to known as well as unknown breaches of such warranties or representations. Subject to subsection (b) below, Buyer's waiver and release set forth in Section
2.4 shall apply fully to liabilities under such representations and warranties not set forth in a Claim Notice as described below. Buyer specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.

                  (b) Any claim of Buyer based upon a breach of any representation or warranty or covenant or a claim under any indemnity contained in this Agreement or any representation, warranty, covenant or indemnity contained in any other document or instrument delivered by Seller to Buyer at Closing (collectively a "Breach") shall be expressed, if at all, in writing setting forth in reasonable detail the basis and character of the claim (a "Claim Notice"), and must be delivered to Seller prior to the expiration of the applicable Limitation Period. Notwithstanding the foregoing, Buyer's right to make and recover any claim pursuant to a Claim Notice shall be subject to the following: (i) with respect to a Breach of Seller's representations and warranties contained in this Agreement or a Breach under an indemnity contained in the Assignment of Intangibles or the Assignment of Leases (as such terms are defined in Section 6.1(a) below), Buyer shall not make any claim on account of such Breach unless and until the aggregate measure of such claims with respect to the Property exceeds $250,000, in which event Buyer's claims shall be limited to an amount equal to the amount by which such aggregate claims exceed such $250,000 threshold, (ii) Seller's aggregate liability for claims arising out of all Breaches (i.e., those described in clause (i) above as well as all other Breaches) shall not, in the aggregate, exceed $5,000,000 exclusive of the amounts of any insurance proceeds actually received by Seller which are to be applied to Breaches, and (iii) Buyer shall have no right to deliver a Claim Notice with respect to a Breach of a representation and warranty of Seller contained in this Agreement to the extent that Buyer had knowledge of such Breach as of the Closing Date. Notwithstanding anything to the contrary provided in this Agreement, in no event shall Seller be liable to Buyer for any consequential or punitive damages based upon any breach of this Agreement, including breaches of representation or warranty. Subject to applicable principles of fraudulent conveyance, in no event shall Buyer seek satisfaction for any obligation from any shareholders, officers, directors, employees, agents, legal representatives, successors or assigns of such trustees or beneficiaries, nor shall any such person or entity have any personal liability for any such obligations of Seller. Provided, however, that the limitations set forth in this Section 4.6(b) shall not apply in the event of fraud.

                  (c) Seller shall have a period of 30 days within which to cure a Breach for which a Claim Notice has been received, or, if such Breach cannot reasonably be cured within 30 days, an additional reasonable time period of up to an additional 60 days (for a total of 90 days), so long as such cure has been commenced within such 30 days and is at all times diligently pursued. If the Breach is not cured after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages against Seller, which must be commenced with respect to a Breach of a representation or warranty contained in this Agreement or a Breach of a covenant contained in Section 4.2 hereof, if at all, within fifteen (15) months after the Closing Date. The existence or pendency of such cure rights shall not delay the Closing Date. The provisions of this Section 4.4 shall survive the Closing or any termination of this Agreement.

         SECTION 4.5 OPERATING RECORDS

         Each party agrees to make available to the other party from time to time, but not more frequently than quarterly, upon reasonable notice, for a period of two years following the Closing Date, such party's operating records for the Properties, to the extent such party has operating records, in order to permit the requesting party to prepare such historical financial statements for the Properties as such party requires to satisfy legal or contractual obligations. The party making its operating records available shall have no obligation to prepare any operating statements or incur any expense in connection with the provisions of this Section. Seller shall not be obligated to retain operating records or make such operating records available to Buyer to the extent such records have been delivered to Buyer.

         SECTION 4.6 SELLER'S EMPLOYEES.

         During the Contract Period, Buyer shall have the right to discuss with any officer, director, employee or agent of Seller or any of Seller's affiliates the possibility of becoming an officer, director, employee or agent of Buyer or an affiliate of Buyer prior to or after the Closing.

                                   ARTICLE 5
                                DEPOSIT; DEFAULT

         SECTION 5.1 BUYER'S DEFAULT & DEPOSIT. Buyer shall deliver the Deposit as required under Section 2.2. In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit, together with any interest accrued thereon, shall be credited against the Purchase Price. The entire amount of the Deposit (or the portion of the Deposit allocable to Properties with respect to which Seller refuses to perform their material Closing obligations), together with any interest accrued thereon, shall be returned immediately to Buyer in the event that the transaction fails to close due to termination of this Agreement pursuant to Section 5.2. BUYER ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTIES TO BUYER, ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS AGREEMENT, IS MATERIAL TO SELLER. BUYER ALSO ACKNOWLEDGES THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE OF THIS AGREEMENT, SELLER'S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTIES. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, BUYER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WOULD SUFFER BY REASON OF BUYER'S DEFAULT HEREUNDER. ACCORDINGLY, BUYER AND SELLER HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY BUYER UNDER THIS AGREEMENT, SELLER MAY TERMINATE THIS AGREEMENT BY GIVING NOTICE TO BUYER AND TITLE COMPANY. IN THE EVENT OF SUCH TERMINATION, SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY OTHER CLAIM SELLER MAY HAVE AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) ARISING BY REASON OF BUYER'S DEFAULT. THE PARTIES HAVE INITIALED THIS SECTION 5.1 TO ESTABLISH THEIR INTENT SO TO LIQUIDATE DAMAGES.


Seller's                            Buyer's
Initials: _________________         Initials: ___________________


This Section 5.1 is intended only to liquidate and limit Seller's rights to damages arising due to Buyer's failure to purchase the Properties and shall not limit the indemnification or other obligations of Buyer pursuant to (A) any other documents delivered pursuant to this Agreement or (B) Sections 2.4(b), 2.4(e), 7.2, and 7.8 of this Agreement.

         SECTION 5.2 SELLER'S DEFAULT. If (a) the conditions precedent set forth in Section 3.1(b) shall have been satisfied or waived and (b) Seller shall refuse to perform its material closing obligations under this Agreement (e.g., by refusing to convey the Properties to Buyer at Closing), then Buyer's sole and exclusive remedy shall be either (i) to receive (a) a return of the Deposit in the event Seller refuses to perform its material closing obligations with respect to the Properties plus all accrued interest and (b) reimbursement of Buyer's out-of-pocket expenses incurred from and after September 1, 2000 in connection with this transaction in an amount not to exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or (ii) to pursue an action for specific performance, provided, that notwithstanding anything to the contrary contained herein, Buyer's right to pursue an action for specific performance is expressly conditioned on Buyer not being in default hereunder. Nothing contained in this Section 5.2 is intended to limit Buyer's rights under Sections 3.3, 7.2, and 7.8 of this Agreement.


                                   ARTICLE 6
                                    CLOSING

         SECTION 6.1 ESCROW ARRANGEMENTS. Escrow for the purchase and sale contemplated by this Agreement shall be opened by Buyer and Seller with Title Company. At least one business day prior to the Closing Date, Seller and Buyer shall each deliver escrow instructions to Title Company consistent with this
Article 6, and designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code. By signing below, Title Company agrees to act as the "Reporting Person" for the transaction pursuant to
Section 6045(e) of the Code and to complete and file with the IRS Forms 1099-S (and furnish Buyer and Seller with copies thereof) on or before the due date therefor. In addition, the parties shall deposit in escrow, at least one business day prior to the Closing Date (unless otherwise provided below in this Section 6.1) the funds and documents described below:

                  (a)      Seller shall deposit (or cause to be deposited):

                           (i) a duly executed and acknowledged deed pertaining to the Real Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-1 (collectively, the "Deeds");

                           (ii) a duly executed bill of sale pertaining to the Personal Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-2 (collectively, the "Bills of Sale");

                           (iii) a duly executed counterpart assignment and assumption pertaining to the Intangible Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-3 (collectively, the "Assignments of Intangibles");

                           (iv) a duly executed counterpart assignment and assumption pertaining to the Leases, each in the form attached to this Agreement as EXHIBIT D-4 (collectively, the "Assignments of Leases");

                           (v) a certificate from Seller certifying the information required by any of the states in which any of the Properties are located to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such states (the "State Certificates");

                           (vi) a certificate from Seller certifying the information required by 1445 of the Code to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in 1445(f)(3) of the Code (the "FIRPTA Certificate");

                           (vii)    a letter executed by Seller and, if
                                    applicable, its management agent and the Buyer, in form and substance satisfactory to Buyer, addressed to all tenants of each respective Property, notifying all such tenants of the transfer of ownership of the Property and directing payment of all rents accruing after the Closing Date to be made to Buyer or such other party as Buyer directs (the "Tenant Notices");

                           (viii) to the extent not previously delivered to Buyer and in Buyer's possession or under its control, originals of any of the Contracts, Leases, licenses, approvals, plans, specifications, warranties, other Intangible Property and other books and records relating to the ownership and operation of the Property (or if the original is not in the Seller's possession or control, copies thereof to the extent in Seller's possession or control);

                           (ix) an updated Rent Roll for each Property in the same format as was used for the Rent Rolls attached hereto as EXHIBIT C-1 or in such other format as is reasonably acceptable to Buyer dated no later than five
                                    (5) days prior to Closing;

                           (x) subject to the provisions of Section 2.5, such affidavits as may be reasonably and customarily required by the Title Company to issue the Buyer's Title Policies in the form required hereby (including, without limitation, without exception for parties-in-possession (other than tenants under the Leases) or mechanics' or materialmen's liens which are to be satisfied by Seller pursuant to Section 2.5) together with such other documents reasonably required by the Title Company for Seller to comply with the obligations under
                                    Section 2.5;

                           (xi) evidence reasonably satisfactory to the Title Company as to the legal existence and authority of the Seller and the authority and incumbency of the persons signing documents on behalf of the Seller;

                           (xii) duly executed documentation required by the Lender and acceptable to Seller evidencing the assignment and assumption by the Buyer of the Note and other Loan Documents and the release of Seller and its affiliates from all obligations under the Note and Loan Documents (the "Loan Assignment and Release Documents"); and

                           (xiii) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Title Company or otherwise to carry out the terms and intent of this Agreement.

In addition, Seller shall deliver to Buyer on the Closing Date, outside of escrow, to the extent in Seller's possession or control, the originals of all Leases, Contracts and tenant files and all keys to the Properties.

                  (b)      Buyer shall deposit:

                           (i) on the Closing Date, immediately available funds sufficient to pay the balance of the Consideration, plus sufficient additional cash to pay Buyer's share of all escrow costs and closing expenses;

                           (ii) a duly executed counterpart for each of the Assignments of Intangibles, the Loan Assignment and Release Documents, Assignments of Leases (and Tenant Notices where required);

                           (iii) a certificate duly executed by Buyer in favor of Seller confirming the waivers and acknowledgments set forth in Sections 2.5 and 4.4 above;

                           (iv) evidence reasonably satisfactory to Title Company as to the legal existence and authority of the Buyer and the authority and incumbency of the persons signing documents on behalf of the Buyer; and.

                           (v) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Title Company or otherwise to carry out the terms and intent of this Agreement.

         SECTION 6.2 TITLE. Title Company shall close escrow on the Closing Date by:

                  (a)      recording the Deeds;

                  (b) issuing the Buyer's Title Policies to Buyer pursuant to
Section 3.1(a)(i) above;

                  (c) delivering to Buyer originals of the Bills of Sale, the FIRPTA Certificate, the State Certificates, executed counterparts of each of the Assignments of Intangibles, Assignments of Leases, the Loan Assignment and Release Documents, and all of the other documents in escrow under Section 6.1(a);

                  (d) delivering to Seller (i) a counterpart for each of the Assignments of Intangibles, the Assignments of Leases and the Loan Assignment and Release Documents executed by Buyer, (ii) the certificate described in
Section 6.1(b)(iii) above, and (iii) funds in the amount of the Purchase Price, less the deemed amount for the assumption of the Loan equal to One Hundred Thirty Eight Million Dollars ($138,000,000.00), as adjusted for credits, adjustments, prorations and closing costs in accordance with this Article 6 and as allocated pursuant to the direction of the Seller (upon which allocation Buyer and Title Company shall have the right to conclusively rely); and

                  (e) if directed by the parties, delivering the Tenant Notices to the tenants by certified mail, return receipt requested.

         SECTION 6.3       PRORATIONS.

                  (a) Taxes. Real estate taxes, personal property taxes and any general or special assessments with respect to the Properties which are not the direct payment obligation of tenants pursuant to the Leases (as opposed to a reimbursement obligation) shall be prorated as of the Closing Date -- to the end that Seller shall be responsible for all taxes and assessments that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all taxes and assessments that are allocable to any period from and after the Closing Date. To the extent any real or personal property taxes subject to apportionment in accordance with the foregoing are, as of the Closing Date, the subject of any appeal filed by or on behalf of Seller, then notwithstanding anything to the contrary contained in this subparagraph, (i) no apportionment of the taxes being appealed shall occur at the closing, but instead such apportionment shall be deferred until the outcome of the appeal is final and the amount of taxes owing becomes fixed at which time Seller shall be responsible for all such taxes that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all such taxes that are allocable to any period from and after the Closing Date, and (ii) Seller shall provide Buyer with adequate security, either in the form of a bond or by escrowing the amounts being appealed, to assure Buyer that Seller's portion of such tax liability, including any penalty, will be available. To the extent any taxes which are the subject of an appeal have been paid by Seller under protest and the appeal results in Buyer receiving a credit toward future tax liability or a refund, then Buyer shall, within thirty (30) days following receipt of such refund or notice of such credit, pay to Seller the full amount of such refund or credit allocable to the period prior to the Closing Date, excluding, however, any portion of such refund or credit that is required to be passed through to the tenants pursuant to any Leases or to other parties by contract (existing on the Closing Date).

                  (b) Prepaid Expenses. Buyer shall be charged for those prepaid expenses paid by Seller allocable to any period from and after the Closing Date, including, without limitation, annual permit and confirmation fees, fees for licenses and all security or other deposits paid by

Seller to third parties which Buyer elects to assume and to which Buyer then shall be entitled to the benefits and refund following the Closing Date.

                  (c) Property Income and Expense. The following prorations and adjustments shall occur as of the Closing. Prior to the Closing Date, Seller shall provide all information to Buyer required to calculate such prorations and adjustments and representatives of Buyer and Seller shall together make such calculations:

                       (i) General. Subject to the specific provisions of
                           clauses (ii), (iii) and (iv) below, income and expense shall be prorated on the basis of a 30-day month and on a cash basis (except for items of income and expense that are payable less frequently than monthly, which shall be prorated on an accrual basis). All such items attributable to the period prior to the Closing Date shall be allocated to Seller; all such items attributable to the period on and following the Closing Date shall be allocated to Buyer. Buyer shall be credited in escrow with (a) any portion of rental agreement or lease deposits which are refundable to the tenants and have not been applied to outstanding tenant obligations in accordance with the terms of the applicable Lease and
                           (b) rent prepaid beyond the Closing Date. Seller shall transfer Seller's entire interest in any letters of credit or certificates of deposit held by Seller as the deposits described in clause (a) above and shall diligently cooperate with Buyer in obtaining any reissuance or confirmation of the effect of the transfer of such instruments. Buyer shall not be entitled to any interest on rental agreement or lease deposits or prepaid rent accrued on or before the Closing Date, except to the extent any such amount of interest is refundable or payable to any tenant under a Lease or applicable law. Seller shall be credited in escrow with any refundable deposits or bonds held by any utility, governmental agency or service contractor, to the extent such deposits or bonds are assigned to Buyer on the Closing Date.

                      (ii) Leasing Costs. Buyer shall be credited in escrow
                           with any leasing commissions, tenant improvements or other allowances to be paid by Buyer on or after the Closing Date with respect to the current term of any Lease or Lease modification executed, or any extension term or expansion of premises exercised, in each case, shown on the Rent Rolls attached hereto as EXHIBIT C-1, and Seller shall pay on or before the Closing Date all such items payable prior to the Closing Date. Seller shall be credited in escrow with an amount equal to (A) the amount of any leasing commissions, tenant improvements and other allowances paid by Seller after the Effective Date to the extent such items relate to new Leases or Lease modifications executed or extensions of terms or expansions of premises that are not shown on the Rent Rolls attached hereto as

                           EXHIBIT C-1 and permitted under the terms of this Agreement, multiplied by (B) a fraction in which the numerator is the number of months or partial months of the stabilized term (i.e., the term following the tenant's entry into occupancy and commencement of unabated rental obligations) of any such Lease following the Closing Date and the denominator is the number of months or partial months in the stabilized term of such Lease. Buyer shall assume all obligations for any leasing commissions, tenant improvement or other allowances payable following the Closing Date with respect to Leases or Lease modifications executed or extensions of terms or expansions of premises that are not shown on the Rent Rolls attached hereto as EXHIBIT C-1 and which are permitted under the terms of this Agreement. Any expenditures or commitments to expenditures relating to Leases or modifications or extensions of terms or expansions of premises, in excess of the amounts budgeted and approved as part of Buyer's approval of the Lease (where such approval is required) shall be subject to Buyer's specific approval, which shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove such excess expenditure within five (5) business days following Seller's written request and delivery of material information reasonably necessary to allow Buyer to make an informed decision.

                     (iii) Rents. Rents payable by tenants under the
                           Leases, shall be prorated as and when collected (whether such collection occurs prior to, on, or after the Closing Date). Buyer shall receive a credit for the amounts actually received before the Closing Date and which pertain to any period after the Closing Date. Buyer shall not receive a credit at the Closing for any rents for the month in which the Closing occurs which are in arrears and have not then been received. As to any tenants who are delinquent in the payment of rent on the Closing Date, Buyer shall use reasonable efforts (but shall not be required to commence legal action or terminate or evict a tenant) to collect or cause to be collected such delinquent rents following the Closing Date. Any and all rents so collected by either party following the Closing (less a deduction for all reasonable collection costs and expenses incurred by the collecting party) shall be successively applied (after deduction for Buyer's reasonable collection costs) to the payment of (x) rent due and payable in the month in which the Closing occurs, (y) rent due and payable in the months succeeding the month in which the Closing occurs (through and including the month in which payment is made) and (z) rent due and payable in the months preceding the month in which the Closing occurs. If all or part of any rents or other charges received by Buyer following the Closing are allocable to Seller pursuant to the foregoing sentence, then such sums shall be promptly paid to Seller; if all or part of any rents or other charges received by Seller following the Closing are allocable to Buyer pursuant to the foregoing sentence, then such sums shall be promptly paid to Buyer. Seller reserves the right to pursue any damages remedy Seller may have against any tenant with respect to such delinquent rents, but shall have no right to exercise any other remedy under the Lease (including, without limitation, termination or eviction).

                      (iv) Additional Rents. Any percentage rent,
                           escalation charges for real estate taxes, parking charges, operating and maintenance expenses, escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature other than fixed or base rent under the Leases (collectively, the "Additional Rents") shall be prorated as of the Closing Date between Buyer and Seller on or before the date which is ninety (90) days following the end of the calendar year in which the Closing occurs based on the actual number of days of the year and month which shall have elapsed as of the Closing Date. Prior to Closing occurs, Seller shall provide Buyer on an estimated basis with information regarding Additional Rents which were received by Seller prior to Closing and the amount of reimbursable expenses paid by Seller prior to Closing. If Seller's collections of such amounts is in excess of the amounts actually paid by Seller for such items for the period prior to Closing, then Buyer shall receive a credit at Closing for the excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing and, if required by the Leases, shall rebate or credit the tenants with any remainder. If it is determined that the amount collected during Seller's ownership period was less than the amounts actually paid by Seller for such items for the period prior to the Closing, then the collection and remitting of such amounts shall be governed by the provisions of subsection (iii) above regarding the post-closing application of rents. On or before the date which is sixty (60) days following the end of the calendar year in which the Closing occurs, Buyer shall deliver to Seller a reconciliation of all expenses reimbursable by tenants under the Leases, and the amount of Additional Rents received by Seller and Buyer relating thereto (the "Reconciliation"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm the Reconciliation. In the event of any overpayment of Additional Rents by the tenants to Seller, Seller shall promptly, but in no event later than fifteen (15) days after receipt of the Reconciliation, pay to Buyer the amount of such overpayment and Buyer, as the landlord under the particular Leases, shall pay or credit to each applicable tenant the amount of such overpayment. In the event of an underpayment of Additional Rents by the tenants to Seller, Buyer shall pay to Seller the amount of such underpayment within fifteen (15) days following Buyer's receipt of any such amounts from the tenants.

                  (d) Adjustments to Prorations. Subject to Section 6.3(a) and 6.3(c)(iv) above, after the Closing, the parties shall from time to time, as soon as is practicable after accurate information becomes available and in any event within one (1) year following the Closing Date, recalculate and reapportion any of the items subject to proration or apportionment (i) which were not prorated and apportioned at the Closing because of the unavailability of the information necessary to compute such proration, or (ii) which were prorated or apportioned at the Closing based upon estimated or incomplete information, or (iii) for which any errors or omissions in computing prorations at the Closing are discovered subsequent thereto, and thereafter the proper party shall be reimbursed based on the results of such recalculation and reapportionment. Unless otherwise specified herein, all such reimbursements shall be made on or before thirty (30) days after receipt of notice of the amount due. Any such reimbursements not timely paid shall bear interest at a per annum rate equal to ten percent (10%) from the due date until all such unpaid sums together with all interest accrued thereon is paid if payment is not made within ten (10) days after receipt of a bill therefor.

                  (e) Prior Year's Reconciliation. If the Closing occurs before Seller has performed the annual reconciliation of Additional Rent for the calendar year immediately preceding the calendar year in which the Closing occurs, then Seller shall, as soon as practicable after Closing, perform such reconciliation at its sole cost and expense. Upon completion of such annual reconciliation, Seller shall immediately deliver to Buyer a detailed description of any Additional Rent which are payable by or reimbursable to any present tenant (the "Prior Year Reconciliation"). The Prior Year Reconciliation shall be accompanied by all applicable back-up documentation, together with Seller's check for such Additional Rent which is reimbursable to a tenant. Based upon Seller's calculations, Buyer shall send customary statements for reimbursement of Additional Rent to tenants under the Leases based on the Prior Year Reconciliation, and shall remit to Seller within thirty (30) days of receipt, all sums so collected. If Seller's calculations show that Additional Rent has been overpaid by any present tenant and Seller has submitted its check to Buyer for such amounts, Buyer shall refund such Additional Rent to such tenant.

                  (f) Survival. The provisions of this Section 6.3 shall survive the Closing.

         SECTION 6.4       OTHER CLOSING COSTS.

                  (a) Payment of the premium for the issuance of the Buyer's Title Policies (other than that portion of the premium for obtaining an ALTA, rather than a CLTA, owner's policy of title insurance and the premium for any endorsements to Buyer's Title Pollicies) in the amount of the Purchase Price shall be paid by Buyer or Seller according to custom as set forth in EXHIBIT G. Buyer shall pay the additional premium for obtain an ALTA , rather than a CLTA, owner's policy of title insurance and the premium for the issuance of any endorsements to Buyer's Title Policies. Seller shall pay all county documentary transfer or transaction taxes or fees due on the transfer of the Properties. All other Closing costs, except as otherwise provided below, shall be paid by Seller and Buyer according to custom in the county in which the applicable Property is located as set forth on EXHIBIT G attached hereto.

                  (b) Seller shall pay 50% of any escrow or other costs charged by or reimbursable to the Title Company.

                  (c) Buyer shall pay 50% of any escrow or other costs charged by or reimbursable to the Title Company.

         SECTION 6.5 FURTHER DOCUMENTATION. At or following the close of escrow, Buyer and Seller shall execute any certificate, memoranda, assignment or other instruments required by this Agreement, law or local custom or otherwise reasonably requested by the other party to effect the transactions contemplated by this Agreement and shall take such other actions (but at no material cost or expense) as are reasonably requested by the other party to effect the transactions contemplated by this Agreement.



                                   ARTICLE 7
                                 MISCELLANEOUS

         SECTION 7.1 DAMAGE OR DESTRUCTION. If at any time prior to the Closing, Seller determines that any of the Properties has been destroyed or damaged by earthquake, flood or other casualty and that such damage will require more than $750,000 for any one Property or more than $2,000,000 in the aggregate for all Properties, (a "Casualty"), or if a proceeding is instituted for the taking of all or any material portion of any of the Properties under the power of eminent domain (a "Taking"), then Buyer shall have the right by giving written notice to Seller and Title Company within fifteen (15) days after the date of receipt of written notice of any such Casualty or Taking, either to: (i) consummate the purchase of all of the Properties in accordance with this Agreement, in which event Seller shall assign to Buyer at the Closing (A) any insurance proceeds payable to Seller on account of such Casualty (excluding rental income insurance proceeds allocable to the period prior to Closing) or (B) any award payable to Seller by reason of the Taking (excluding any award for a temporary taking to the extent allocable to the period prior to Closing), as the case may be; or
(ii) terminate this Agreement effective as of the date such notice of termination is given. If Buyer fails to give such notice within such 15-day period, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to this Section 7.1. The Closing Date shall be deferred, if necessary, to permit Buyer to have the 15-day period following receipt of notice of a Casualty or a Taking to make the election specified hereinabove. If Buyer terminates this Agreement pursuant to this Section 7.1, then the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further obligations under this Agreement, except Buyer's obligation to perform those obligations set forth in Sections 2.4(b),

2.4(e), 7.2, and 7.8 of this Agreement. Nothing herein shall be deemed to constitute an obligation on the part of Seller to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

         SECTION 7.2 FEES & COMMISSIONS. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate or investment banker's commission, finder's fee, acquisition fee or other brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts.

         SECTION 7.3 SUCCESSORS AND ASSIGNS. Buyer may not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller, which may be withheld in Seller's sole discretion; provided, however, that Buyer shall have the right to assign all or a portion of its rights hereunder to an entity which is at least majority owned, directly or indirectly, by Buyer, without the prior consent of Seller, except that any such assignment to such an affiliate of Buyer shall not relieve Buyer of any of its obligations under this Agreement.

         SECTION 7.4 NOTICES. Any notice, consent or approval (or request for consent or approval) required or permitted to be given under this Agreement shall be in writing and shall be given or requested by (i) hand delivery, (ii) Federal Express or another reliable overnight courier service, (iii) facsimile telecopy, or (iv) United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

To Seller:

         Burnham Pacific Properties, Inc.
         100 Bush Street, Suite 2400
         San Francisco, California 94104
         Attn: Scott C. Verges
         Fax No.:  (415) 352-1711

With a copy at the same time to:

         Burnham Pacific Properties
         110 West A Street, Suite 900
         San Diego, California  92101
         Attn:  John A. Waters
         Fax No.: (619) 652-4710

With a copy at the same time to:

         MBV Law LLP
         101 Vallejo Street
         San Francisco, California  94111
         Attention:  Danna Kozerski
         Fax No.:  (415) 433-6563

To Buyer:

         GMS Realty, LLC
         5973 Avenida Encinas, Suite 300
         Carlsbad, California 92008
         Attn: Matthew L. Golden
         Fax No:  (760) 804-8602

With a copy at the same time to:

         Stipanov & Mebane, A Professional Law Corporation
         501 West Broadway, Suite 520
         San Diego, California 92101
         Attn:    Kenneth J. Stipanov, Esq.
         Fax No.:  (619) 235-2692

Any such notice, consent or approval (or request for consent or approval) shall be deemed given or requested (i) if given by hand delivery, upon such hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service, (iii) if sent by facsimile, the day the facsimile is successfully transmitted, or (iv) if sent by registered or certified mail, three (3) business days after being deposited in the United States mail. Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 7.4. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

         SECTION 7.5 ENTIRE AGREEMENT. Excepting this Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

         SECTION 7.6 TIME. Time is of the essence of every provision contained in this Agreement.

         SECTION 7.7 INCORPORATION BY REFERENCE. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         SECTION 7.8 ATTORNEYS' FEES. In the event any dispute between Buyer and should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation or arbitration, including, without limitation, reasonable attorneys' fees and costs, and the cost of experts. For purposes of this Agreement, the terms "attorneys' fees" and "attorneys' costs" shall include the fees and expenses of counsel to the prevailing party, which may include printing, photocopying, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney

         SECTION 7.9 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         SECTION 7.10 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California (without giving effect to conflicts of laws principles).

         SECTION 7.11 CONFIDENTIALITY. Following the full execution of this Agreement and Buyer's delivery of the Deposit to Title Company, the parties shall issue a joint press release with respect to this transaction, which press release shall be in a form approved by Seller and Buyer. Buyer also consents to the disclosure of the terms and conditions set forth in this Agreement in BPPI's Proxy Statement.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         SECTION 7.13 REPRESENTATIVE. Buyer shall be entitled to rely upon any notice, approval or decision expressed by Scott C. Verges or Daniel Platt acting alone on behalf Seller. Seller shall be entitled to rely upon any notice, approval or decision expressed by William W. Gerrity or Matthew L. Golden acting alone or on behalf of Buyer.

         SECTION 7.14      STATE SPECIFIC PROVISIONS.

                  (a) Buyer is hereby apprised of and shall determine whether any Real Property is located within the coastal zone under the California Coastal Act.

                  (b) Buyer is hereby apprised of and shall determine whether any Real Property is located within a special studies zone under the Alquist-Priolo Geologic Hazard Act.

                  (c) To the extent required by law, Seller and Buyer agree to provide a Real Estate Transfer Disclosure Statement.

                  (d) Seller shall provide Buyer with a form California 590-RE.

                  (e) Buyer and Seller acknowledge that Seller is required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Civ. Code ? 1102.17); (2) an area of potential flooding (Cal. Gov. Code ? 8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code ? 51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code ? 4136); (5) an earthquake fault zone (Pub. Resources Code ? 2621.9); or (6) a seismic hazard zone (Pub. Resources Code ? 2694). Buyer and Seller acknowledge that they have employed the services of either Vista Information Solutions, Inc. or Environmental Data Resources, Inc. (which, in such capacity is herein called "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Seller to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from their disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code
Section 1102.4 regarding the non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In no event shall Seller have any responsibility for matters not actually known to Seller.

         SECTION 7.15      CALCULATION OF TIME PERIODS.

         The term "business days" when used in this Agreement means all days excluding Saturdays, Sundays, and any state or national holidays (including the optional bank holidays listed in California Civil Code Section 7.1). All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state and national holidays unless the period of time specifies business days. In the computation of any period of time provided for in this Agreement or by law, the day of the actor event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next business day.






[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

SELLER:

BPP/GOLDEN STATE ACQUISITIONS, L.L.C.,
a Delaware limited liability company

By:      Burnham Pacific Operating Partnership, L.P.,
         a Delaware limited partnership
Its:     Managing Member

         By:      Burnham Pacific Properties, Inc.,
                  a Maryland corporation
                  Its:  General Partner


                  By:   /s/ Scott C. Verges
                       -------------------------
                  Its:  President
                       -------------------------

BUYER:

GMS REALTY, LLC,
a Delaware limited liability company


By:   /s/ Karen A. Sztraicher
     -------------------------
Its:  Chief Financial Officer
     -------------------------


The undersigned party is joining this Agreement solely for the purpose of acknowledging and agreeing to the provisions of Article V hereof and any other provisions of this Agreement expressly applicable to Title Company.

CHICAGO TITLE COMPANY



By:  ____________________________
Name:  __________________________
Title:  ___________________________

                                   EXHIBIT A

                                   PROPERTIES

580 Marketplace
Castro Valley, CA

Arcade Square
Sacramento, CA

Buena Vista Marketplace
Duarte, CA

Centerwood Plaza
Bellflower, CA

Creekside Shopping Center
Vacaville, CA

Discovery Plaza
Sacramento, CA

Fremont Gateway Plaza
Fremont, CA

Hallmark Town Center
Madera, CA

Menifee Town Center
Menifee, CA

Prospector's Plaza
Placerville, CA

Ralph's Center
Redondo Beach, CA

San Marcos Lucky Plaza
San Marcos, CA

Shasta Crossroads
Redding, CA

Silver Creek Plaza
San Jose, CA

Southampton Center
Benecia, CA

Stony Pont Plaza
Santa Rosa, CA

Summerhills Shopping Center
Sacramento, CA

Sunset Center
Suisun City, CA

Westminster Center
Westminster, CA

                                   EXHIBIT B

                     DISCLOSURE MATERIALS LIST & STATEMENT

                                   EXHIBIT C

                                   RENT ROLLS

                                   EXHIBIT D

                            TRANSFER DOCUMENT FORMS

                                  EXHIBIT D-1

                                   GRANT DEED


Recorded at the Request of and
When Recorded, Return and
Mail Tax Statements to:


---------------------------------------

                                   GRANT DEED


         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________ ("Grantor") hereby grants to ___________________________________ ("Grantee") that certain real property located in _________________, California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference ("Property").

         The conveyance by Grantor to Grantee pursuant to this Grant Deed is subject to: (i) a lien securing payment of real estate taxes and assessments;
(ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority;
(iii) all matters that would be disclosed by a physical inspection or survey of the Property or that are actually known to Grantee; and (iv) all covenants, conditions, easements, restrictions, liens, encumbrances and other exceptions of record.

         IN WITNESS WHEREOF, Grantor has executed this Grant Deed this _____ day of ____, 200___.

                                          "Grantor"



                                          By:  ______________________________
                                            Its:  ___________________________

                                  EXHIBIT D-2

                                  BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, _________________________ a ____________________________
("Seller") does hereby sell, transfer, and convey to __________________________, a ______________ ("Buyer"), any and all Personal Property (as defined in that certain Purchase and Sale Agreement (the "Agreement") dated ______, 2000 between Seller and certain other persons and Buyer) directly or indirectly owned by Seller and relating to that certain property identified on EXHIBIT A attached hereto (including, without limitation, the personal property more particularly described in the attached SCHEDULE 1).

BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE AGREEMENT, SELLER IS CONVEYING AND BUYER IS PURCHASING SUCH PERSONAL PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTHING CONTAINED HEREIN SHALL LIMIT ANY REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THE AGREEMENT.

This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  Dated this ____ day of __________, 2000.


                          SELLER:
                                    -----------------------------
                                    a
                                     ----------------------------

                                    By:
                                       --------------------------

                                    Its:
                                        -------------------------


                          BUYER:
                                    -----------------------------
                                    a
                                     ----------------------------

                                    By:
                                       --------------------------

                                    Its:
                                        -------------------------

                              EXHIBIT D-3


               ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
                       WARRANTIES AND GUARANTIES
                    AND OTHER INTANGIBLE PROPERTY


THIS ASSIGNMENT AND ASSUMPTION (the "Assignment") dated as of ______________, 2000, is between ________________________., a _____________________________
("Assignor"), and _____________________________, a ________________________
("Assignee").

         A. Assignor owns certain real property and certain improvements thereon located in the City of _________, County of ____________, State of __________________, and more particularly described in attached EXHIBIT A (the "Property").

         B. Assignor has entered into certain contracts which affect the Property, which contracts are described on EXHIBIT B attached hereto (the "Contracts").

         C. Assignor, together with certain other parties, and Assignee have entered into an Agreement for Purchase and Sale dated as of ____________, 2000 (the "Agreement"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

         D. Assignor desires to assign to Assignee its interest in the Contracts and in certain warranties, guaranties, and intangible personal property with respect to the Property, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

         ACCORDINGLY, the parties hereby agree as follows:

         1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Conveyance Date"), Assignor hereby assigns without recourse or warranty of enforceability (except as otherwise set forth herein or in the Agreement) all of its right, title and interest in and to the following:

         (a)      all of the Contracts listed on EXHIBIT B;

         (b) any warranties and guaranties ("Warranties and Guaranties") made by or received from any third party with respect to any improvements owned by Assignor on the Property;

         (c) except as otherwise set forth in the Agreement, any Intangible Property (as defined in the Agreement) now owned by Assignor in connection with the Property other than (i) Excluded Claims (as defined in the Agreement) and
(ii) Contracts (as defined in the Agreement) other than those listed on Exhibit B; and

         (d) any indemnifications or covenants from third parties relating to the environmental condition of the Property (but Seller reserves solely Seller's rights to the benefit of such indemnifications and covenants protecting Seller with respect to Seller's ownership of the Property).

         2. Concurrently with the conveyance of Assignor's interest in the Property to Assignee, Assignee hereby assumes all of Assignor's obligations under the Contracts listed on Exhibit B and agrees to indemnify Assignor against and hold Assignor harmless from any and all liabilities, losses, damages, claims, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, to the extent occurring or arising out of acts or events in connection with the Contracts originating on or subsequent to the Conveyance Date .

         3. Assignor shall indemnify Assignee against the hold Assignee harmless from any and all liabilities, costs, damages, claims, costs or expenses, including, without limitation, reasonable attorneys' fees and costs, to the extent occurring or arising out of acts or events in connection with the Contracts originating prior to the Conveyance Date and arising out of Assignor's obligations under the Contracts.

         4. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

         5. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

         6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         7. This Assignment shall be governed by and conferred in accordance with the laws of the State of California.

                                    ASSIGNOR:



                                    -----------------------------
                                    a
                                     ----------------------------
                                    By:
                                       --------------------------

                                    Its:
                                        -------------------------



                                    ASSIGNEE:


                                    -----------------------------
                                    a
                                     ----------------------------
                                    By:
                                       --------------------------

                                    Its:
                                        -------------------------

                                Exhibit A to
                     Assignment and Assumption of Contracts


                           REAL PROPERTY DESCRIPTION

                            Exhibit B to Assignment
                          and Assumption of Contracts


                               LIST OF CONTRACTS

                                  EXHIBIT D-4

                      ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the "Assignment") dated as of __________________, 2000, is between ___________________________,
_______________________________ ("Assignor"), and _______________________, a
_________________________ ("Assignee").

         A. Assignor is the lessor under certain Leases (as defined in the Agreement) executed with respect to that certain real property and improvements thereon located in the City of __________, County of ____________, ______________, and more particularly described in EXHIBIT A attached hereto (the "Property"), including, without limitation, the leases are described in
SCHEDULE 1 attached hereto and all guarantees and similar agreements including, without limitation, the agreements described in SCHEDULE 2 attached hereto with respect to such leases (collectively, the "Leases").

         B. Assignor, together with certain other parties, and Assignee have entered into an Agreement for Purchase and Sale dated as of _____________, 2000 (the "Agreement"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

         C. Assignor desires to assign its interest as Lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

         ACCORDINGLY, the parties hereby agree as follows:

         1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Conveyance Date"), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases; provided, that Assignor reserves its right to sue a tenant (but without instituting an involuntary bankruptcy action) under a Lease for damages suffered by Assignor as a result of such tenant's failure to have paid any rents to Assignor which were payable prior to the Conveyance Date so long as any such suit does not seek a termination of such tenant's Lease and Assignee reserves its rights with respect to the Excluded Claims (as defined in the Agreement).

         2. As of the Conveyance Date, Assignee hereby assumes all of Assignor's obligations under the Leases (other than any financial obligations of the landlord not otherwise assumed under the Agreement by Assignee and which were to have been satisfied prior to the Conveyance Date) and agrees to indemnify Assignor against and hold Assignor harmless from any and all liabilities, losses, claims, damages, costs or expenses, including, without limitation, reasonable attorneys' fees and costs to the extent occurring or arising out of acts or events originating on or subsequent to the Conveyance Date and arising out of the landlord's obligations under the Leases.

         3. Assignor shall indemnify Assignee against and hold Assignee harmless from any and all liabilities, costs, claims, damages, costs or expenses including, without limitation, reasonable attorneys' fees and costs to the extent occurring or arising out of acts or events originating prior to the Conveyance Date and arising out of the landlord's obligations under the Leases, except to the extent such obligations are expressly assumed by Assignee pursuant to the Agreement or this Assignment; provided, however, that notwithstanding anything to the contrary contained in this paragraph 3, Assignor's indemnity shall not extend to any obligation of the landlord to correct, repair, maintain or replace any aspect of the physical or environmental condition of the Property, including, without limitation, the roof or mechanical or structural systems of any building or remediating any environmental contamination at the Property, subject, however, to any liability of Assignor pursuant to representations and warranties set forth in the Agreement, as limited by Section 4.4 thereof.

         4. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

         5. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

         6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         7. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

Assignor and Assignee have executed this Agreement the day and year first above written.

                                    ASSIGNOR:

                                    ------------------------------------,
                                    a
                                     -----------------------------------

                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------


                                    ASSIGNEE:

                                    ------------------------------------,
                                    a
                                     -----------------------------------

                                    By:
                                       ---------------------------------

                                    Its:
                                        --------------------------------

                                  Exhibit A to
                      Assignment and Assumption of Leases


                           REAL PROPERTY DESCRIPTION

                            Schedule 1 to Assignment
                            and Assumption of Leases


                                 LIST OF LEASES

                                   EXHIBIT E

                                   LITIGATION

                                   EXHIBIT F

                             INTENTIONALLY DELETED

                                                       EXHIBIT G

                                                 CLOSING COST CUSTOMS



------------------------- ---------------------------- ---------------- ----------------------------- -------------------------

        PROPERTY                   LOCATION              TITLE POLICY            TRANSFER TAX              RECORDING FEES
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------

580 Marketplace           Castro Valley, CA               Buyer                     Seller                     Split
                          Alameda County                                    County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Arcade Square             Sacramento, CA                  Seller                    Seller                     Buyer
                          Sacramento County                                 County: $1.10/thousand
                                                                             City: $2.75/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Buena Vista Marketplace   Duarte, CA                      Seller                    Seller                     Buyer
                          Los Angeles County                                County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Centerwood Plaza          Bellflower, CA                  Seller                    Seller                     Buyer
                          Los Angeles County                                County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Creekside Shopping        Vacaville, CA                   Buyer                     Seller                     Buyer
Center                    Solano County                                     County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Discovery Plaza           Sacramento, CA                  Seller                    Seller                     Buyer
                          Sacramento County                                 County: $1.10/thousand

                                                                             City: $2.75/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Fremont Gateway Plaza     Fremont, CA                     Buyer                     Seller                     Split
                          Alameda                                           County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Hallmark Town Center      Madera, CA                      Seller                    Seller                     Buyer
                          Madera County                                     County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------
Menifee Town Center       Menifee, CA                     Seller                    Seller                     Buyer
                          Riverside County                                  County: $1.10/thousand
------------------------- ---------------------------- ---------------- ----------------------------- -------------------------




------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Prospector's Plaza        Placerville, CA                  Split                Seller                      Buyer
                          El Dorado County                              County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Ralph's Center            Redondo Beach, CA                Seller               Seller                      Buyer
                          Los Angeles County                            County: $1.10/thousand

                                                                         City: $2.20/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
San Marcos Lucky Plaza    San Marcos, CA                   Seller               Seller                      Buyer
                          San Diego County                              County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Shasta Crossroads         Redding, CA                      Split                Seller                      Buyer
                          Shasta County                                 County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Silver Creek Plaza        San Jose, CA                     Seller               Seller                      Buyer
                          Santa Clara County                            County: $1.10/thousand
                                                                     City: Seller $3.30/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Southampton Center        Benecia, CA                      Buyer                Seller                      Buyer
                          Solano County                                 County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Stony Point Plaza         Santa Rosa, CA                   Buyer                Seller                      Buyer
                          Sonoma County                                 County: $1.10/thousand
                                                                         City: $2.00/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Summerhills Shopping      Sacramento, CA                   Seller               Seller                      Buyer
Center                    Sacramento County                             County: $1.10/thousand
                                                                         City: $2.75/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Sunset Center             Suisun City, CA                  Buyer                Seller                      Buyer
                          Solano County                                 County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
------------------------- ---------------------------- ------------- ----------------------------- -------------------------
Westminster Center        Westminster, CA                  Seller               Seller                      Buyer
                          Orange County                                 County: $1.10/thousand
------------------------- ---------------------------- ------------- ----------------------------- -------------------------



                                   EXHIBIT H

                             INTENTIONALLY DELETED

                                   EXHIBIT I

                                EXCLUDED CLAIMS